Exhibit 99.2

ELECTRO RENT CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared by Electro Rent Corporation  to reflect the acquisition of assets and select post-closing liabilities of Telogy, LLC (“Telogy”) (including accounts receivable and rental equipment, but excluding certain designated assets) (the “Acquisition”) which was completed on March 31, 2010.  In these unaudited pro forma condensed combined financial statements, Electro Rent Corporation and its wholly owned subsidiaries, Genstar Rental Electronics, Inc., ER International, Inc., Electro Rent Europe NV, Electro Rent Asia, Inc., and Electro Rent (Tianjin) Rental Co., Ltd. are collectively referred to as "we", "us", or "our".

The unaudited pro forma condensed combined balance sheet as of February 28, 2010 and the unaudited pro forma condensed combined statements of operations for the fiscal year ended May 31, 2009 and for the nine months ended February 28, 2010 are based on the historical financial statements of us and of Telogy after giving effect to the acquisition and applying the assumptions and pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of February 28, 2010 is presented as if the acquisition of Telogy had occurred on February 28, 2010.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended May 31, 2009 and for the nine months ended February 28, 2010 combine the results of operations of us and of Telogy as if the acquisition of Telogy had occurred on June 1, 2008.

In accordance with Accounting Standards Codification 805, Business Combinations, the Acquisition is treated herein as a purchase of Telogy by us.  In the unaudited pro forma condensed combined balance sheet, our cost to acquire Telogy has been allocated to the assets acquired and liabilities assumed based upon our preliminary estimate of their respective fair values as if the Acquisition had occurred on February 28, 2010.  Because the estimated fair value of the net assets acquired exceeded the acquisition cost, we recorded a gain with respect to Acquisition.

The following pro forma financial statements have been prepared for illustrative purposes only and do not purport to reflect the results the combined company may achieve in future periods or the historical results that would have been obtained had we and Telogy been a combined company during the relevant periods presented. The unaudited pro forma combined financial statements do not include the effects of:

•	any operating efficiencies or cost savings realized;
•	savings as a result of subsequent restructuring actions, even if already taken; or
•	any acquisition and integration expenses.

ELECTRO RENT CORPORATION
UNAUDITED PRO FORMA CONSENSED COMBINED BALANCE SHEET
As of February 28, 2010
(in thousands, except per share information)

	Historical
	Electro		Pro Forma
	Rent	Telogy	Adjustments	Notes	Pro Forma
ASSETS

Cash and cash equivalents	$59,263	$4,011	$(28,844)	(a)	$34,430
Investment trading, at fair value	18,322	-	-		18,322
Put option	1,453	-	-		1,453
Accounts receivable, net	19,395	2,813	143	(b)	22,351
Rental and lease equipment, net	143,521	23,243	(321)	(c)	166,443
Other property, net	13,742	79	(79)	(d)	13,742
Goodwill	3,109	-	-		3,109
Intangibles, net	503	-	940	(e)	1,443
Other	10,723	211	(170)	(f)	10,764
	$270,031	$30,357	$(28,331)		$272,057

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Accounts payable	$4,490	$789	$(789)	(g)	$4,490
Accrued expenses	14,688	1,281	(1,071)	(h)	14,898
Deferred revenue	4,584	454	143	(b)	5,181
Deferred tax liability	16,377	-	581	(i)	16,958
Borrowings under revolving credit and note agreement	-	58,466	(58,466)	(j)	-
Total liabilities	40,139	60,990	(59,602)		41,527

Shareholders' equity:
Preferred stock, $1 par - shares authorized 1,000,000;	-	-	-		-
Common stock, no par - shares authorized 40,000,000; issued and outstanding 2010 - 23,941,506 ; 2009 - 23,953,540	33,183	-	-		33,183
Paid in capital	-	59,546	(59,546)	(k)	-
Accumulated other comprehensive loss	-	(375)	375	(l)	-
Retained earnings (accumulated deficit)	196,709	(89,804)	90,442	(m)	197,347

Total shareholders' equity	229,892	(30,633)	31,271		230,530
	$270,031	$30,357	$(28,331)		$272,057

See accompanying notes to unaudited pro forma combined financial statements.

ELECTRO RENT CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Fiscal Year Ended May 31, 2009
(in thousands, except per share information)

	Historical
	Electro		Pro Forma
	Rent	Telogy	Adjustments	Notes	Pro Forma

Revenues:
Rentals and leases	$98,395	$17,941	$-		$116,336
Sales of equipment and other revenues	32,086	6,705	-		38,791
Finance income from sales-type leases	-	48	(48)	(n)	-

Total revenues	130,481	24,694	(48)		155,127

Operating expenses:
Depreciation of rental and lease equipment	46,056	15,745	(2,851)	(o)	58,950
Costs of revenues other than depreciation of rental and lease equipment	22,574	7,276	-		29,850
Selling, general and administrative expenses	44,456	13,333	235	(p)	58,024
Loss from impairment of intangible assets	-	14,667	(14,667)	(q)	-

Total operating expenses	113,086	51,021	(17,283)		146,824

Operating profit	17,395	(26,327)	17,235		8,303

Interest and investment income, net	1,507	(5,072)	5,120	(n) (r)	1,555

Income before income taxes	18,902	(31,399)	22,355		9,858

Income taxes	7,150	94	(3,515)	(s)	3,729

Net income	$11,752	$(31,493)	$25,870		$6,129

Earnings per share:
Basic	$0.47	$-	$-		$0.25
Diluted	$0.47	$-	$-		$0.25

Shares used in per share calculation
Basic	24,899	-	-		24,899
Diluted	24,980	-	-		24,980

See accompanying notes to unaudited pro forma combined financial statements.

ELECTRO RENT CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Nine Months Ended February 28, 2010
(in thousands, except per share information)

	Historical
	Electro		Pro Forma
	Rent	Telogy	Adjustments	Notes	Pro Forma

Revenues:
Rentals and leases	$67,672	$9,205	$-		$76,877
Sales of equipment and other revenues	34,140	6,073	-		40,213
Finance income from sales-type leases	-	52	(52)	(n)	-

Total revenues	101,812	15,330	(52)		117,090

Operating expenses:
Depreciation of rental and lease equipment	31,486	5,836	(254)	(o)	37,068
Costs of revenues other than depreciation of rental and lease equipment	24,980	5,886	-		30,866
Selling, general and administrative expenses	32,182	7,394	176	(p)	39,752
Loss from impairment of leasehold improvements and equipment	-	453	-		453
Loss from impairment of equipment and parts held for rental, sale and lease	-	5,059	-		5,059

Total operating expenses	88,648	24,628	(78)		113,198

Operating profit	13,164	(9,298)	26		3,892

Interest and investment income, net	1,481	(3,696)	3,748	(n) (r)	1,533

Income before income taxes	14,645	(12,994)	3,774		5,425

Income taxes	6,408	65	(4,099)	(s)	2,374

Net income	$8,237	$(13,059)	$7,873		$3,051

Earnings per share:
Basic	$0.34	$-	$-		$0.13
Diluted	$0.34	$-	$-		$0.13

Shares used in per share calculation
Basic	23,926	-	-		23,926
Diluted	23,981	-	-		23,981

See accompanying notes to unaudited pro forma combined financial statements.

ELECTRO RENT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except per share amounts)

Note 1: Basis of Presentation

On March 31, 2010, pursuant to an Asset Purchase Agreement dated March 16, 2010, Electro Rent Corporation completed the previously announced purchase of assets of Telogy, LLC (“Telogy”) (including accounts receivable and rental equipment, but excluding certain specified assets), and the assumption of specified post-closing liabilities, for cash consideration of $24.7 million, subject to post-closing adjustments. Electro Rent Corporation and its wholly owned subsidiaries, Genstar Rental Electronics, Inc., ER International, Inc., Electro Rent Europe NV, Electro Rent Asia, Inc., and Electro Rent (Tianjin) Rental Co., Ltd. are collectively referred to as "we", "us", or "our".

The accompanying unaudited pro forma condensed combined financial statements have been prepared using the purchase method of accounting.  The pro forma adjustments are preliminary and based on our estimates of the fair values and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition.

The financial periods required to be presented in this Form 8-K/A are based on our fiscal periods.  We and Telogy have different year ends.  For the purpose of presenting these pro forma financial statements, we used the financial statements for our fiscal year ended May 31, 2009 and the nine months ended February 28, 2010, as filed with the Securities and Exchange Commission (“SEC”) in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, respectively.  In order to meet the SEC’s pro forma requirements of combining operating results for Telogy for an annual period that ends within 93 days of the end of our latest annual fiscal period as filed with the SEC, we combined Telogy’s nine month period ended December 31, 2008 and its three month period ended March 31, 2009 (calendar year 2008 quarters two through four and calendar year 2009 quarter one) with our fiscal year ended May 31, 2009.  In addition, we combined Telogy’s nine month period ended December 31, 2009 (the second, third and fourth quarters of calendar year 2009) with our nine months ended February 28, 2010.

The unaudited pro forma condensed combined balance sheet as of February 28, 2010 gives effect to the acquisition of Telogy as if it was completed on that date and combines our historical unaudited condensed consolidated balance sheet as of February 28, 2010 and the historical consolidated balance sheet of Telogy as of December 31, 2009.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended May 31, 2009 and the nine months ended February 28, 2010 are based on the historical financial results of us and of Telogy after giving effect to the Acquisition as if it had occurred on June 1, 2008, the first day of our prior fiscal year.

The pro forma adjustments give effect to events that are (a) directly attributable to the Acquisition, (b) are factually supportable, and (c) expected to have a continuing impact.

Certain reclassification adjustments have been made in the presentation of Telogy’s historical amounts to conform to our presentation (see Note 2).

These pro forma condensed combined financial statements are presented for information purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the Acquisition been consummated as of the dates indicated or of the results that may be achieved in the future.  In addition, these pro forma financial statements do not reflect the realization of any cost savings that we may achieve from operating efficiencies, synergies or other restructuring activities that may result from the acquisition; any savings as a result of subsequent restructuring actions; or any integration expenses. These unaudited pro forma condensed combined financial statements and related notes should be read in conjunction with the historical financial statements and accompanying notes of Telogy contained in Exhibit 99.1 of this Form 8-K/A, our Annual Report on Form 10-K for our fiscal year ended May 31, 2009, and our Quarterly Reports on Form 10-Q for our fiscal quarters ended August 31, 2009, November 30, 2009, and February 28, 2010, and our subsequent Current Reports on Form 8-K.

Note 2: Pro Forma Adjustments and Reclassifications

The pro forma adjustments are preliminary and are based on our estimates of the fair values and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisition.

In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), the total purchase consideration is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of March 31, 2010.  The purchase price was allocated using the information currently available, and may be adjusted after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates.

ELECTRO RENT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except per share amounts)

The preliminary allocation of the purchase price is as follows:

Total cash consideration	$24,653

Preliminary purchase price allocation:
Accounts receivable	2,723
Rental and lease equipment	22,922
Customer relationships acquired	940
Other	34
Accrued expenses	(189)
Deferred tax liability	(481)
Deferred revenue	(617)
Net assets acquired	25,332

Gain on bargain purchase, net of estimated taxes of $481	$(679)

Under ASC 805, acquisition-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

The preliminary values of Telogy’s rental and lease equipment were based on estimated fair values in accordance with ASC Topic 820, Fair Value Measurements and Disclosures.  The fair value measurements were primarily derived from various observable inputs, such as quoted prices in active markets for identical assets.

The value assigned to Telogy’s customer relationships was determined by discounting the estimated cash flows associated with the existing customers as of the date the Acquisition was consummated taking into consideration estimated attrition of the existing customer base.  The estimated cash flows were based on revenues for those existing customers net of operating expenses and net of capital charges for other tangible and intangible assets that contribute to the projected cash flow from those customers.  The projected revenues were based on an assumed revenue forecast from existing customers and customer attrition rates.  Cost of goods sold was estimated based on our normalized gross margins.  Operating expenses were estimated based on the supporting infrastructure expected to sustain the forecasted revenue.  Net capital charges for assets that contribute to projected customer cash flow were based on the normalized level required to generate projected cash flow.  A discount rate of 17% was used for valuing the existing customer base and was based on the risks associated with the respective cash flows taking into consideration the weighted average cost of capital and the weighted average return on acquired assets.  We expect to amortize the value of Telogy’s customer relationships on a straight-line basis over four years.

All other assets and liabilities are presented at their respective carrying amounts, which reflect estimated fair value.

The following adjustments and reclassifications are reflected in the unaudited pro forma condensed combined balance sheet as of February 28, 2010:

(a)	To record cash payments of $24,653 made in connection with closing the Acquisition and our estimated related transaction costs of $180, and to eliminate Telogy’s cash balance of $4,011 not acquired.

(b)	To reclassify $143 of customer credit balances from accounts receivable, net, to deferred revenue to conform to our financial statement presentation.

ELECTRO RENT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except per share amounts)

(c)	To reflect the estimated fair value of rental and lease equipment acquired.

(d)	To reflect Telogy’s other property not acquired by us.

(e)	To reflect the estimated fair value of customer relationships acquired.

(f)	To eliminate Telogy’s other assets not acquired by us.

(g)	To eliminate Telogy’s accounts payable not assumed by us.

(h)	To eliminate Telogy’s accrued expenses not assumed by us.

(i)	To record a deferred tax liability arising from the gain on bargain purchase.

(j)	To eliminate Telogy’s borrowings under revolving credit and note arrangements not assumed by us.

(k)	To eliminate Telogy’s paid in capital.

(l)	To eliminate Telogy’s accumulated other comprehensive loss.

(m)	To record the following pro forma adjustments to retained earnings:

•	To eliminate Telogy’s accumulated deficit of $89,804.
•
To record the gain on bargain purchase of $818, net of taxes, based on net assets acquired as if the Acquisition occurred on February 28, 2010.  The difference between the amount recorded on a pro forma basis and the actual balance as of the effective date of the Acquisition is the result of changes in the net assets acquired between February 28, 2010 and March 31, 2010.  The gain is not reflected in the unaudited pro forma condensed combined statements of operations since it is a nonrecurring charge, however, it is included in retained earnings within the unaudited pro forma condensed combined balance sheet.

•	To record Acquisition related transaction costs of $180.

ELECTRO RENT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except per share amounts)

The following adjustments and reclassifications are reflected in the unaudited pro forma condensed combined statements of operations for the fiscal year ended May 31, 2009 and for the nine months ended February 28, 2010:

(n)
Finance income from sales-type leases of $48 and $52 for the fiscal year ended May 31, 2009 and the nine months ended February 28, 2010, respectively, were reclassified from revenues to interest and investment income, net, to conform to our financial statement presentation.

(o)	To eliminate the amortization of Telogy’s intangible assets and adjust depreciation expense for the fair value of other property not acquired:

	Fiscal year ended May 31, 2009	Nine months ended February 28, 2010
Eliminate:
Depreciation of other property	$(287)	$(254)
Amortization of intangible assets	(2,564)	-
Total pro-forma adjustments	$(2,851)	$(254)

(p)
To record amortization of our acquired customer relationships arising from their estimated fair values and useful lives of $235 and $176 for the fiscal year ended May 31, 2009 and the nine months ended February 28, 2010, respectively.  We expect to amortize the value of Telogy’s customer relationships on a straight-line basis over four years.

(q)	To eliminate Telogy’s loss from impairment of intangible assets of $14,667 for the fiscal year ended May 31, 2009.

(r)
To eliminate interest expense of $5,072 and $3,696 of Telogy for the fiscal year ended May 31, 2009 and the nine months ended February 28, 2010, respectively, related to borrowings under revolving credit and note arrangements.

ELECTRO RENT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except per share amounts)

(s)	To record an income tax provision reflecting the Acquisition using our effective tax rate for the fiscal year ended May 31, 2009 and the nine months ended February 28, 2010, respectively.